STIFEL FINANCIAL CORP.
Form 8-K Dated February 27, 2009
Exhibit 99: Press Release

[Stifel Financial Corp. logo] Stifel Financial News

One Financial Plaza 501 North Broadway St. Louis, MO 63102 (314) 342-2000

For further information contact:
            James M. Zemlyak, Chief Financial Officer
            (314) 342-2228 zemlyakj@stifel.com

For Immediate Release

ST. LOUIS, February 27, 2009 - Stifel Financial Corp. (NYSE: SF) announced today that its subsidiary, Stifel, Nicolaus and Company, Incorporated (Stifel) may increase its voluntary offer to repurchase a portion of its retail clients' auction rate securities (ARS).  Based on further review of the voluntary repurchase plan previously announced on February 11, 2009, the Company has determined that it may increase the amount of ARS it will voluntarily repurchase for certain of its retail clients who purchased and continue to hold ARS at Stifel, depending upon future circumstances. The plan excludes employee accounts. Further details of the plan will be forthcoming.

As a result of this announcement, Stifel Financial will take an additional contingency charge for the 2008 fourth quarter of approximately $0.06 per diluted share.

Previously announced fourth quarter net income has been adjusted to $16.0 million or $0.53 per diluted share compared to $13.8 million or $0.51 per diluted share for the prior year comparable quarter.  Yearly results have been adjusted to net income of $55.5 million or $1.98 compared with $32.3 million or $1.25 per diluted share for the prior year.

The Company's previously announced non-GAAP net income "Core earnings" and non-GAAP earnings per diluted share have been adjusted to $30.2 million and $0.66, respectively, compared to 2007 fourth quarter of $20.5 million and $0.76, respectively.  For the year, the Company recorded non-GAAP earnings and non-GAAP earnings per diluted share of $71.4 million and $2.54, respectively, compared to 2007 prior year of $66.8 million and $2.60, respectively.

Company Information

Stifel Financial Corp. operates 212 offices in 35 states and the District of Columbia through its principal subsidiary, Stifel Nicolaus and Company, Inc., and 3 European offices through Stifel Nicolaus Limited. Stifel Nicolaus provides securities brokerage, investment banking, trading, investment advisory, commercial and retail banking and related financial services to individual investors, professional money managers, businesses, and municipalities. Stifel Bank & Trust offers a full range of consumer and commercial lending solutions. To learn more about Stifel, please visit the Company's web site at www.stifel.com.

Forward-Looking Statements

This press release contains certain statements that may be deemed to be "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements in this press release not dealing with historical results are forward-looking and are based on various assumptions.  The forward-looking statements in this press release are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements.  Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities:  the ability to successfully integrate the acquired companies; a material adverse change in the financial condition; the risk of borrower, depositor and other customer attrition; a change in general business and economic conditions; changes in the interest rate environment, deposit flows, loan demand, real estate values, and competition; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies' operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission.  Forward-looking statements speak only as to the date they are made.  Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made. Stifel disclaims any intent or obligation to update these forward-looking statements.

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